File No. 70-8511

               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON,  D. C.  20549
                _________________________________
                 Post-Effective Amendment No. 12
                             to the
                           Form U-1/A
               __________________________________
                    APPLICATION - DECLARATION
                              Under
         THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
                _________________________________

       System Energy Resources, Inc.  Entergy Corporation
       1340 Echelon Parkway           P.O. Box 61005
       Jackson, Mississippi 39213     New Orleans, Louisiana 70161
       Telephone:  601-368-5000       Telephone:  504-529-5262

       Entergy Arkansas, Inc.         Entergy Louisiana, Inc.
       P.O. Box 551                   639 Loyola Avenue
       Little Rock, Arkansas  72203   New Orleans, Louisiana  70113
       Telephone:  501-377-4000       Telephone:  504-576-4000


       Entergy Mississippi, Inc.      Entergy New Orleans, Inc.
       P.O. Box 1640                  639 Loyola Avenue
       Jackson, Mississippi  39205    New Orleans, Louisiana  70113
       Telephone:  601-969-2311       Telephone:  504-576-4000


     (Names of companies filing this statement and addresses
                 of principal executive offices)
               __________________________________

                       ENTERGY CORPORATION
             (Name of top registered holding company
             parent of each applicant or declarant)

                _________________________________

                         Steven C. McNeal
                         Vice President and Treasurer
                         Entergy Services, Inc.
                         639 Loyola Avenue
                         New Orleans, LA  70113
                         (504) 576-4363

             (Name and address of agent for service)
              _____________________________________

         The Commission is also requested to send copies of communications in connection with this matter to:

                  Laurence M. Hamric, Esq.
                  Ann G. Roy, Esq.
                  Entergy Services, Inc.
                  639 Loyola Avenue
                  New Orleans, Louisiana 70113
                  (504) 576-2095

The Application-Declaration is amended as follows:

Item 1.  Description of Proposed Transaction

     Section D. Compliance with Rules 53 and 54, is hereby amended by deleting the last sentence of the second paragraph and restating it as follows:

     "Notwithstanding the imposition of this tax, earnings attributable to Entergy's interest in EWGs and FUCOs have contributed positively to consolidated earnings.<FN1>"

                            SIGNATURE



Pursuant to the requirements of the Public Utility Holding

Company Act of 1935, the undersigned companies have duly caused this amendment to be signed on their behalf by the undersigned thereunto duly authorized.



                    ENTERGY CORPORATION
                    SYSTEM ENERGY RESOURCES, INC.
                    ENTERGY ARKANSAS, INC.
                    ENTERGY LOUISIANA, INC.
                    ENTERGY MISSISSIPPI, INC.
                    ENTERGY NEW ORLEANS, INC.




                     By:  /s/ Steven C. McNeal
                               Steven C. McNeal
                              Vice President and
                                   Treasurer


Dated: March 31, 1999
_______________________________
<FN1>  For supporting data refer to Appendix A.  Appendix A has been filed with the Securities and Exchange Commission pursuant to a Confidential treatment request.